Exhibit 99.5

ADVISOR FINANCIAL STATEMENTS AS OF DECEMBER 31, 2005 AND 2004 AND FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2005

Report of Independent Certified Public Accountants

To the Board of Directors and Stockholders of
CNL Retirement Corp.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of CNL Retirement Corp. and its subsidiary (the “Company”) at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the Company provides management, advisory and administrative services, and assists in developing and identifying retirement and health care related properties and obtaining financing for CNL Retirement Properties, Inc. and subsidiary.

/s/ PricewaterhouseCoopers LLP
Orlando, Florida
August 4, 2006

CNL RETIREMENT CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

	2005	2004

Assets
Current assets
Cash and cash equivalents	$1,492,063	$5,235,669
Due from related parties	2,129,615	1,397,956
Prepaid expenses	70,057	122,780
Total current assets	3,691,735	6,756,405

Property and equipment, net	2,466,460	1,457,363
Other assets, at cost	245,137	230,799
	$6,403,332	$8,444,567
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$3,678,057	$2,357,176
Due to related parties	—	1,728,172
Total current liabilities	3,678,057	4,085,348

Deferred rent expense	202,133	165,279
Total liabilities and deferred expense	3,880,190	4,250,627

Commitments and contingencies

Stockholders’ equity
Class A common stock; $1 par value per share; 10,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000
Class B common stock; $1 par value per share; 5,000 shares authorized; 1,027 shares issued or outstanding	1,027	—
Additional paid-in capital	2,521,115	—
Retained earnings	—	4,192,940
Total stockholders’ equity	2,523,142	4,193,940
Total liabilities and stockholders’ equity	$6,403,332	$8,444,567

The accompanying notes are an integral part of these consolidated financial statements.

CNL RETIREMENT CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003

Revenue
Acquisition fees	$6,349,471	$38,146,953	$47,658,947
Debt acquisition fees	13,789,410	29,951,684	11,276,578
Management fees	19,143,304	13,032,700	4,425,540
Development fees	26,632	231,847	290,331
Interest and other income	3,008,244	1,860,112	1,206,615
	42,317,061	83,223,296	64,858,011
Expenses
Corporate services provided by related parties	4,106,138	23,362,267	29,296,218
Salaries and benefits	12,735,042	9,641,686	4,115,230
General and administrative	4,222,131	3,642,123	2,785,753
Rent	914,127	838,582	467,227
Depreciation	801,137	497,263	236,106
Interest	—	5,057	14,881
	22,778,575	37,986,978	36,915,415
Income before provision for income taxes	19,538,486	45,236,318	27,942,596
Provision for income taxes	7,473,471	17,049,512	10,514,799

Net income	$12,065,015	$28,186,806	$17,427,797

The accompanying notes are an integral part of these consolidated financial statements.

CNL RETIREMENT CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

YEAR ENDED DECEMBER 31, 2005 AND 2004

	Class A Common Stock		Class B Common Stock		Additional	Retained
	Shares	Par	Shares	Par	Paid-In	Earnings
	Outstanding	Value	Outstanding	Value	Capital	(Deficit)	Total

Balance, December 31, 2002	1,000	$1,000	—	$—	$—	$(575,561)	$(574,561)

Dividends paid	—	—	—	—	—	(16,449,933)	(16,449,933)
Net income	—	—	—	—	—	17,427,797	17,427,797
Balance, December 31, 2003	1,000	1,000	—	—	—	402,303	403,303

Dividends paid	—	—	—	—	—	(24,396,169)	(24,396,169)
Net income	—	—	—	—	—	28,186,806	28,186,806
Balance, December 31, 2004	1,000	1,000	—	—	—	4,192,940	4,193,940

Shares issued	—	—	1,027	1,027	8,626,674	—	8,627,701
Dividends paid	—	—	—	—	(6,105,559)	(16,257,955)	(22,363,514)
Net income	—	—	—	—	—	12,065,015	12,065,015

Balance, December 31, 2005	1,000	$1,000	1,027	$1,027	$2,521,115	$—	$2,523,142

The accompanying notes are an integral part of these consolidated financial statements.

CNL RETIREMENT CORP. AND SUBSIDIARY

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003

Cash flows from operating activities
Net income	$12,065,015	$28,186,806	$17,427,797
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense	801,137	497,263	236,106
Loss on disposal of assets	4,373	—	—
Changes in operating assets and liabilities
Due from related parties	(731,659)	(1,373,812)	177,276
Prepaid expenses	52,723	(45,564)	(77,216)
Accounts payable and accrued expenses	726,239	1,441,273	395,304
Due to related parties	(1,728,172)	1,728,172	(530,727)
Deferred rent expense	36,854	57,345	54,202
Net cash provided by operating activities	11,226,510	30,491,483	17,682,742

Cash flows from investing activities
Purchases of property and equipment	(1,219,965)	(704,817)	(1,197,531)
(Increase) decrease in other assets	(14,338)	—	15,782
Net cash used in investing activities	(1,234,303)	(704,817)	(1,181,749)

Cash flows from financing activities
Principal payments on capital lease obligations	—	(157,358)	(50,605)
Issuance of B shares	8,627,701	—	—
Dividends paid to stockholders	(22,363,514)	(24,396,169)	(16,449,933)
Net cash used in financing activities	(13,735,813)	(24,553,527)	(16,500,538)
Net (decrease) increase in cash and cash equivalents	(3,743,606)	5,233,139	455
Cash and cash equivalents
Beginning of period	5,235,669	2,530	2,075
End of period	$1,492,063	$5,235,669	$2,530

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$—	$5,057	$14,881
Cash paid during the year for income taxes	7,473,471	15,321,340	11,045,526

The accompanying notes are an integral part of these consolidated financial statements.

1.              Significant Accounting Policies

Organization and Nature of Business

CNL Retirement Corp. (the “Company”), a Florida C corporation, was organized on July 1, 1997.  The Company is owned by CNL Real Estate Group, Inc., (the “Parent”), a wholly owned subsidiary of CNL Financial Group, Inc. (“CFG”).

The Company and its wholly owned subsidiary, CNL Retirement Development Company (“CRDC”), provide management, advisory and administrative services, and assist in identifying and acquiring seniors’ housing and health care-related properties and obtaining financing for CNL Retirement Properties, Inc. and its subsidiary (“CRP”).  CRP is a Real Estate Investment Trust registered with the Securities and Exchange Commission.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and CRDC.  All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.  Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.  Cash equivalents are stated at cost, which approximates fair value.

Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation.  For financial statement purposes, the Company changed to the straight-line method of depreciation effective January 1, 2005, for all newly acquired property and equipment.  Assets acquired before the effective date of the change continue to be depreciated principally by accelerated methods.  The estimated useful lives of the property and equipment range from 3 to 15 years.  The Company believes the new straight-line method will more accurately reflect its financial results by better matching costs of new property over the useful lives of these assets.  The effect of the change was not material to the 2005 financial results of operations.  Leasehold improvements are amortized over the life of the improvement or the term of the lease, whichever is shorter.

Revenue Recognition

The Company records revenue relating to services performed under the terms of its advisory agreement with CRP as follows:

Acquisition Fees

As offering proceeds are received by CRP and available for investment at the rate of 3.0% to 4.5% of gross offering proceeds (Note 2).

Debt Acquisition Fees

Upon closing of permanent financing at the rate of 3.0% to 4.5% of loan proceeds (Note 2).

Collectively, the acquisition fees on gross equity proceeds and the debt acquisition fees on loan proceeds are referred to as “Acquisition Fees”.

Development Fees

As the related services are performed in amounts equal to a negotiated percentage of anticipated project costs.

Management Fees

On a monthly basis at 1/12 of .6% of CRP’s real estate asset value as defined in the advisory agreement and the outstanding principal balance of any mortgage loans as of the end of the preceding month.

Personnel Reimbursement Charges

On a monthly basis as the related costs are incurred.

Income Taxes

The Company’s taxable income or loss is included in its Parent’s consolidated federal and state income tax returns.  The Company accounts for income taxes under a tax sharing arrangement that approximates the provision that would be recognized if it were filing tax returns on a stand-alone basis.

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections (“FAS 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and Statement of Financial Accounting Standards Board No. 3, Reporting Changes in Interim Financial Statements – An Amendment of APB Opinion No. 28.  FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections.  It establishes retrospective application as the required method for reporting a change in accounting principle and the reporting of a correction of an error.  FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“FAS 123R”).  FAS 123R is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation.  FAS 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance.  FAS 123 focuses primarily on accounting for transaction in which an entity obtains employee services in share-based payment transactions.  As the Company does not currently have share-based payment transactions, adoptions of FAS 123R is not expected to have a significant impact on the Company’s results of operations.

2.              Related Party Transactions

One of the principal shareholders of the Parent and CFG is a stockholder, director and officer of CRP and is an officer and director of the Company.  Additionally, the President of CFG, who is an officer of the Company, is a director and officer of CRP.

The Company’s fee revenue is primarily earned for services provided to CRP.  The Company and CRP have entered into an advisory agreement pursuant to which the Company earns a monthly management fee equal to one-twelfth of 0.6 percent of CRP’s real estate asset value as defined in the advisory agreement and the outstanding principal amount of any mortgage loans as of the end of the preceding month.  Management fees earned under the advisory agreement for the years ended December 31, 2005, 2004 and 2003 were $19,143,304, $13,032,700 and $4,425,540, respectively.

The Company is also entitled to receive acquisition fees for services rendered in identifying and acquiring properties and structuring the terms of the related leases and negotiating mortgage loans equal to a percentage of gross equity proceeds from CRP stock offerings and loan proceeds from permanent financing.  This percentage equaled 4.0 percent from January 1, 2005 to May 2, 2005 and 3.0 percent from May 3, 2005 to December 31, 2005.  Total acquisition fees of $20,138,881 were earned for the year ended December 31, 2005.  This percentage equaled 4.5 percent from January 1, 2004 to May 13, 2004 and 4.0 percent from May 14, 2004 to December 31, 2004.  Total acquisition fees of $68,098,637 were earned for the year ended December 31, 2004.  This percentage equaled 4.5 percent from January 1, 2003 to December 31, 2003.  Total acquisition fees of $58,935,525 were earned for the year ended December 31, 2003.

The Company pays CFG, based on a verbal agreement, a fee equal to a percentage of gross equity proceeds from CRP stock offerings for branding, executive management and other corporate services.  This percentage equaled 2.5 percent from January 1, 2005 to May 2, 2005 and 2.0 percent from May 3, 2005 to December 31, 2005.  The Company paid $4,106,138 to CFG for these services during the year ended December 31, 2005.  This percentage equaled 2.75 percent from January 1, 2004 to May 13, 2004 and 2.5 percent from May 14, 2004 to December 31, 2004.  The Company paid $23,362,267 to CFG for these services during the year ended December 31, 2004.  This percentage equaled 2.75 percent from January 1, 2003 to December 31, 2003.  The Company paid $29,296,218 to CFG for these services during the year ended December 31, 2003.

The Company is entitled to receive fees in connection with the development, construction, and renovation of properties and earned $26,632, $231,847 and $290,331 from related entities for the years ended December 31, 2005, 2004 and 2003, respectively.

The Company is required under the terms of its advisory agreement with CRP to reimburse CRP for operating expenses if CRP’s operating expenses paid or incurred exceed, in any four consecutive fiscal quarters, the greater of 2 percent of CRP’s average invested assets or 25 percent of net income.  For the years ended December 31, 2005, 2004 and 2003, no reimbursement was required.

The Company provides accounting and administrative services to CRP for which it receives personnel expense reimbursements, in addition to the fees described above.  For the years ended December 31, 2005, 2004 and 2003, such reimbursements amounted to $2,935,373, $1,814,744 and $1,192,345, respectively, and are included in interest and other income in the accompanying consolidated statements of income.

CFG provides marketing, administration, technology systems, human resources, accounting, tax and compliance services to the Company.  Amounts paid to CFG for these services amounted to $2,270,610, $2,294,340 and $1,472,506 for the years ended December 31, 2005, 2004 and 2003, respectively, and are included is general and administrative expense in the accompanying consolidated statements of income.

Amounts due from related parties at December 31, 2005 and 2004 consist of the following:

	2005	2004

Acquisition fees	$309,191	$523,709
Other	1,820,424	874,247

	$2,129,615	$1,397,956

Amounts due to related parties at December 31, 2005 and 2004 consist of the following:

	2005	2004

Income taxes	$—	$1,728,172

The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are significant stockholders.  The amounts deposited with this bank were $1,492,063 and $5,235,069 at December 31, 2005 and 2004, respectively.

See Note 8 for Related Party Lease Obligations.

3.              Property and Equipment, Net

Property and equipment consist of the following at December 31, 2005 and 2004:

	2005	2004

Furniture and fixtures	$1,522,253	$930,015
Computer equipment and software	1,859,959	747,637
Leasehold improvements	615,642	571,883
	3,997,854	2,249,535
Less: Accumulated depreciation	(1,531,394)	(792,172)

	$2,466,460	$1,457,363

4.              Other Assets

Other assets consist of the following at December 31, 2005 and 2004:

	2005	2004

Common stock - CNL Retirement Properties, Inc., carried at cost which approximates fair market value (20,000 shares)	$200,000	$200,000
Other	45,137	30,799

	$245,137	$230,799

5.              Income Taxes

The provision for income taxes consisted of the following for the years ended December 31, 2005, 2004 and 2003:

	2005	2004	2003

Current
Federal	$6,496,547	$14,557,556	$8,977,956
State	976,924	2,491,956	1,536,843

	$7,473,471	$17,049,512	$10,514,799

The Company’s effective rate of approximately 38% is not significantly different from the statutory rates applicable to its operations.

6.              Profit Sharing Plan

Employees of the Company are included in the Parent’s defined contribution profit sharing plan (the “Plan”).  The Plan is designed in accordance with the applicable sections of the Internal Revenue Code, and is not subject to minimum funding requirements.  The Plan covers all eligible employees of the Company and its subsidiary upon completion of six months of service.  The employees may elect to contribute up to a maximum of 98 percent of their salary under Internal Revenue Service regulations.  The Company matches 50 percent of the first 6 percent of each employee’s contribution up to a maximum of 3 percent of their salary.  For the years ended December 31, 2005, 2004 and 2003, the Company’s contribution, including administration costs, amounted to approximately $133,000, $110,000 and $49,500, respectively, and is included in salaries and benefits in the accompanying consolidated statements of income.

7.              Rights of Common Stockholders

In connection with the issuance of the Class B common shares, the Company obtained an estimate of value from an independent valuation firm.

Each share of Class A common stock is entitled to one vote.  The rights of the Class B common stock are as follows:

•                       each share of Class B common stock is equivalent to 1/100th  of a share of Class A common stock with regard to all matters, including voting rights, participation in payment of dividends, and distribution in liquidation of the Company;  and

•                       if the Company is a participant in a merger or consolidation that results in the conversion, exchange or cancellation of the outstanding shares of Class A common stock or the sale or transfer of all or substantially all of the assets of the Company, then in such event each holder of the Class B common stock shall be entitled to the same consideration as the holder of an equivalent number of shares of Class A common stock.

•                       The Class B common shares are subject to employee stock purchase agreements that give CFG the right to purchase varying percentages of the stock at the issuance price in the event that the holders leave employment of the Company or other CFG affiliates within 48 months after issuance.  Upon change of control or merger, the repurchase option is voided.

8.              Obligations Under Operating Leases

The Company was allocated a portion of lease rent obligations relating to office space leased from a related party.  The lease provides for minimum monthly rental payments through October 2014.  Deferred rent expense represents the difference between rent paid and the total cost of the lease recognized on a straight-line basis over the remaining term of the lease.  Rent expense, including amortization of deferred rent, relating to the Company’s allocated portion of the lease payments totaled $468,466, $544,067 and $452,567 for the years ended December 31, 2005, 2004 and 2003, respectively.

The Company entered into a new lease with a related party for office space in November 2005.  The lease provides for minimum monthly rent payments through November 2015 commencing March 2006.  This lease is replacing the allocation of the lease for office space noted above.  As such, the future minimum lease payments have been adjusted to reflect the replacement of that lease allocation with the new lease.

The Company has been allocated a portion of a lease rent obligation relating to other office space.  This lease provides for minimum monthly rental payments of $30,881 through March 2006.  Rent expense relating to the Company’s allocated portion of the lease payments totaled $409,712, $270,343 and $0 for the years ended December 31, 2005, 2004 and 2003, respectively.

The Company’s allocation of future minimum lease payments is as follows:

Years Ending
2006	$1,070,899
2007	1,051,776
2008	1,072,650
2009	1,094,145
2010	1,116,076
Thereafter	6,129,750

$11,535,296